Exhibit 99.1

FleetCor Reports Third Quarter 2013 Financial Results

Adjusted Net Income Per Share Grows 30%

Raises 2013 Guidance

NORCROSS, Ga., October 30, 2013 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its third quarter ended September 30, 2013.

“We are pleased to report another quarter of strong results, which include adjusted net income per diluted share growth of 30%,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc. “We are also delighted to announce the closing of two new acquisitions in October, Epyx in the U.K. and Nextraq in the U.S., along with the closing of the DB Trans acquisition in Brazil, which was previously announced.”

Financial Results for Third Quarter 2013:

GAAP Results

•	Total revenues increased 20% to $225.2 million compared to $186.9 million last year

•	Net income increased 32% to $78.6 million compared to $59.6 million last year

•	Net income per diluted share increased 35% to $0.93 compared to $0.69 last year

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 20% to $208.2 million compared to $174.0 million last year

•	Adjusted net income[1] increased 28% to $91.4 million compared to $71.6 million last year

•	Adjusted net income per diluted share[1] increased 30% to $1.08 compared to $0.83 last year

Included in GAAP net income and adjusted net income for the third quarter of 2013 was the impact of a one-time income tax benefit of $3.8 million or $0.05 per share that resulted from UK legislation passed in the quarter.

2013 Outlook:

FleetCor Technologies, Inc. is raising its financial guidance for 2013 as follows:

•	Revenues, net between $875 million and $880 million;

•	Adjusted net income between $339 million and $341 million;

•	Adjusted net income per diluted share between $4.01 and $4.03.

The Company’s full-year guidance assumptions for the remainder of 2013 are as follows:

•	Fuel prices and foreign exchange rates at current levels

•	Market spreads equal to historical average

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

1

•	Full year tax rate of 30%

•	Fully diluted shares outstanding of 84.7 million shares

•	Approximately $0.02 of adjusted net income per diluted share related to the Nextraq and Epyx acquisitions announced today, net of deal and integration expenses in the fourth quarter

•	No impact related to acquisitions or material new partnership agreements not already disclosed

“Given the strong performance in the third quarter and recently completed acquisitions, we are raising our 2013 full year adjusted net income per share guidance by $0.12 from $3.90 to $4.02 at the midpoint,” said Eric Dey, chief financial officer, FleetCor Technologies, Inc. “Our full year guidance includes the impact of the acquisitions just announced, net of deal and integration expenses that we expect to incur in the fourth quarter, and a one-time tax benefit of $0.05 recorded in the third quarter related to a reduction in the U.K. corporate tax rate.”

Conference Call

The Company will host a conference call to discuss third quarter 2013 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-2068, or for international callers (480) 629-9712. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4645522. The replay will be available until November 6, 2013. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, assumptions underlying financial guidance, and expectations regarding recent deals. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

2

About Non-GAAP Financial Measures

Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, and (d) loss on the early extinguishment of debt. EBITDA is calculated as net income as reflected in our income statement, adjusted to eliminate (a) interest expense, (b) tax expense, (c) depreciation of long-lived assets (d) amortization of intangible assets and (e) other (income) expense, net. The Company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The Company believes this is a more effective way to evaluate the company’s revenue performance. The Company uses EBITDA as a basis to evaluate our operating performance net of the impact of certain items during the period. We believe that EBITDA may be useful to investors for understanding our operating performance on a consistent basis. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues, adjusted net income, and EBITDA:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income and EBITDA are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a commercial customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, Australia and New Zealand. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

(770) 729-2017

3

FleetCor Technologies, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net	$225,150	$186,932	$639,670	$504,917

Expenses:
Merchant commissions	16,944	12,930	50,360	40,974
Processing	33,473	30,568	95,426	83,161
Selling	13,859	12,790	38,949	33,239
General and administrative	31,559	31,219	91,774	78,866
Depreciation and amortization	18,060	13,591	48,579	36,920

Operating income	111,255	85,834	314,582	231,757

Other (income) expense, net	(156)	(3)	130	519
Interest expense, net	3,756	3,246	10,960	9,627

Total other expense	3,600	3,243	11,090	10,146

Income before income taxes	107,655	82,591	303,492	221,611
Provision for income taxes	29,035	22,943	87,111	65,483

Net income	$78,620	$59,648	$216,381	$156,128

Basic earnings per share	$0.96	$0.71	$2.65	$1.88
Diluted earnings per share	$0.93	$0.69	$2.56	$1.82

Weighted average shares outstanding:
Basic shares	81,974	84,002	81,592	83,260
Diluted shares	84,905	86,224	84,446	85,681

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	September 30, 2013	December 31, 2012*
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$345,689	$283,649
Restricted cash	50,008	53,674
Accounts receivable (less allowance for doubtful accounts of $20,240 and $19,463 respectively)	661,901	525,441
Securitized accounts receivable - restricted for securitization investors	394,000	298,000
Prepaid expenses and other current assets	32,988	28,126
Deferred income taxes	5,938	6,464

Total current assets	1,490,524	1,195,354

Property and equipment	108,288	93,902
Less accumulated depreciation and amortization	(59,491)	(48,706)

Net property and equipment	48,797	45,196
Goodwill	1,241,969	926,609
Other intangibles, net	643,938	463,864
Other assets	49,877	90,847

Total assets	$3,475,105	$2,721,870

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$567,420	$418,609
Accrued expenses	69,054	75,812
Customer deposits	177,511	187,627
Securitization facility	394,000	298,000
Current portion of notes payable and lines of credit	260,890	141,875
Other current liabilities	128,085	20,299

Total current liabilities	1,596,960	1,142,222

Notes payable and other obligations, less current portion	479,082	485,217
Deferred income taxes	225,161	180,609

Total noncurrent liabilities	704,243	665,826

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.001 par value; 475,000,000 shares authorized, 117,898,939 shares issued and 82,164,447 shares outstanding at September 30, 2013; and 475,000,000 shares authorized, 116,772,324 shares issued and 81,037,832 shares outstanding at December 31, 2012	117	116
Additional paid-in capital	601,577	542,018
Retained earnings	967,078	750,697
Accumulated other comprehensive loss	(19,207)	(3,346)

Less treasury stock, 35,734,492 shares at September 30, 2013 and December 31, 2012	(375,663)	(375,663)

Total stockholders’ equity	1,173,902	913,822

Total liabilities and stockholders’ equity	$3,475,105	$2,721,870

*	Derived from the audited December 31, 2012 Balance Sheet.

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)
Operating activities
Net income	$216,381	$156,128

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	12,162	9,831
Stock-based compensation	12,441	14,287
Provision for losses on accounts receivable	14,069	16,788
Amortization of deferred financing costs	2,434	1,596
Amortization of intangible assets	31,535	23,044
Amortization of premium on receivables	2,448	2,449
Deferred income taxes	(4,524)	2,501
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	3,666	3,576
Accounts receivable	(184,367)	(178,715)
Prepaid expenses and other current assets	(1,774)	(4,352)
Other assets	38,580	(45,291)
Excess tax benefits related to stock-based compensation	(24,319)	(23,177)
Accounts payable, accrued expenses and customer deposits	89,279	54,466

Net cash provided by operating activities	208,011	33,131

Investing activities
Acquisitions, net of cash acquired	(376,971)	(189,819)
Purchases of property and equipment	(15,348)	(13,634)

Net cash used in investing activities	(392,319)	(203,453)

Financing activities
Excess tax benefits related to stock-based compensation	24,319	23,177
Proceeds from issuance of common stock	22,800	21,391
Borrowings on securitization facility, net	96,000	75,000
Deferred financing costs paid	(1,970)	(796)
Principal payments on notes payable	(21,250)	(23,492)
Payments on US revolver	(155,000)	(250,000)
Borrowings from US revolver	280,000	330,000
Borrowings on swing line of credit, net	—	1,000
Borrowings from foreign revolver	53,494	—
Payments on foreign revolver	(44,533)	—
Other	(255)	(129)

Net cash provided by financing activities	253,605	176,151

Effect of foreign currency exchange rates on cash	(7,257)	9,073

Net increase in cash and cash equivalents	62,040	14,902
Cash and cash equivalents, beginning of year	283,649	285,159

Cash and cash equivalents, end of year	$345,689	$300,061

Supplemental cash flow information
Cash paid for interest	$13,041	$10,858

Cash paid for income taxes	$84,695	$29,428

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues, net	$225,150	$186,932	$639,670	$504,917
Merchant commissions	16,944	12,930	50,360	40,974

Total adjusted revenues	$208,206	$174,002	$589,310	$463,943

The following table reconciles net income to EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$78,620	$59,648	$216,381	$156,128
Provision for income taxes	29,035	22,943	87,111	65,483
Interest expense, net	3,756	3,246	10,960	9,627
Depreciation and amortization	18,060	13,591	48,579	36,920
Other (income) expense, net	(156)	(3)	130	519

EBITDA	$129,315	$99,425	$363,161	$268,677

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$78,620	$59,648	$216,381	$156,128

Stock based compensation	4,382	6,494	12,441	14,287
Amortization of intangible assets	12,296	8,687	31,535	23,044
Amortization of premium on receivables	816	816	2,448	2,449
Amortization of deferred financing costs	841	545	2,434	1,596

Total pre-tax adjustments	18,335	16,542	48,858	41,376

Income tax impact of pre-tax adjustments at the effective tax rate	(5,596)	(4,595)	(14,639)	(12,226)

Adjusted net income	$91,359	$71,595	$250,600	$185,278

Adjusted net income per diluted share	$1.08	$0.83	$2.97	$2.16

Diluted shares	84,905	86,224	84,446	85,681

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
NORTH AMERICA
- Transactions	43,291	41,203	2,088	5.1%	122,691	117,204	5,487	4.7%
- Revenues, net per transaction	$2.66	$2.46	$0.20	8.1%	$2.73	$2.49	$0.25	9.9%
- Revenues, net	$115,266	$101,495	$13,771	13.6%	$335,346	$291,593	$43,753	15.0%

INTERNATIONAL
- Transactions	41,012	38,058	2,954	7.8%	114,747	108,170	6,577	6.1%
- Revenues, net per transaction	$2.68	$2.24	$0.43	19.4%	$2.65	$1.97	$0.68	34.5%
- Revenues, net	$109,884	$85,437	$24,447	28.6%	$304,324	$213,324	$91,000	42.7%
FLEETCOR CONSOLIDATED REVENUES
- Transactions	84,303	79,261	5,042	6.4%	237,438	225,374	12,064	5.4%
- Revenues, net per transaction	$2.67	$2.36	$0.31	13.2%	$2.69	$2.24	$0.45	20.3%
- Revenues, net	$225,150	$186,932	$38,218	20.4%	$639,670	$504,917	$134,753	26.7%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
- Transactions	84,303	79,261	5,042	6.4%	237,438	225,374	12,064	5.4%
- Adjusted Revenues per transaction	$2.47	$2.20	$0.27	12.5%	$2.48	$2.06	$0.42	20.6%
- Adjusted Revenues	$208,206	$174,002	$34,204	19.7%	$589,310	$463,943	$125,367	27.0%

[1]	Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

Sources of Revenue2

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
Revenue from customers and partners	54.4%	50.8%	3.6%	7.1%	52.3%	46.2%	6.1%	13.2%
Revenue from merchants and networks	45.6%	49.2%	-3.6%	-7.3%	47.7%	53.8%	-6.1%	-11.3%

Revenue tied to fuel-price spreads	14.8%	14.0%	0.8%	5.7%	16.5%	17.6%	-1.1%	-6.2%
Revenue influenced by absolute price of fuel	20.0%	21.7%	-1.7%	-7.8%	20.1%	20.8%	-0.7%	-3.4%
Revenue from program fees, late fees, interest and other	65.2%	64.3%	0.9%	1.4%	63.4%	61.6%	1.8%	2.9%

[2]	Expressed as a percentage of consolidated revenue.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues, net:
North America	$115,266	$101,495	$335,346	$291,593
International[1]	109,884	85,437	304,324	213,324

	$225,150	$186,932	$639,670	$504,917

Operating income:
North America	$59,093	$49,273	$168,622	$140,984
International[1]	52,162	36,561	145,960	90,773

	$111,255	$85,834	$314,582	$231,757

Depreciation and amortization:
North America	$5,159	$5,046	$15,598	$15,064
International[1]	12,901	8,545	32,981	21,856

	$18,060	$13,591	$48,579	$36,920

Capital expenditures:
North America	$1,942	$1,153	$4,298	$5,749
International[1]	3,298	4,050	11,050	7,885

	$5,240	$5,203	$15,348	$13,634

[1]	The results from our Russian business acquired in the second quarter of 2012, CTF Technologies, Inc. acquired during the third quarter of 2012, our Australian business acquired during the first quarter of 2013, New Zealand business acquired during the second quarter of 2013 and VB business acquired during the third quarter of 2013 are reported in our International segment.